UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

SilverBox Engaged Merger Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40118	85-4169699
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8801 Calera Drive Austin, TX	78735
(Address of principal executive offices)	(Zip Code)

(512) 575-3637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	SBEAU	The Nasdaq Stock Market LLC
Shares of Class A common stock, included as part of the units	SBEA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SBEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2021, Ms. Laura Sachar resigned as a director on the board of directors (the “Board”) of SilverBox Engaged Merger Corp I. (the “Company”) for personal reasons. Ms. Sachar has served as a director of the Company since the March 2021 initial public offering of the Company.

Ms. Sachar’s resignation was not a result of a disagreement with the Company, or from any matter relating to the Company’s operations, policies or practices. In connection with Ms. Sachar’s resignation from the Board and her position as chairman of the Board’s audit committee, Joe Hurd, currently a member of the Board’s audit committee, was appointed as the chairman of the audit committee.

The Board thanks Ms. Sachar for her many contributions to the Company and wishes her well in her future endeavors.

To fill the vacancy created by Ms. Sachar’s resignation, on August 13, 2021, the Board appointed Natalie S. Schechtman to serve as a member of the Board, as well as a member of the audit committee, effective immediately.

There are no family relationships between Ms. Schechtman and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Schechtman that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, on August 13, 2021, the Company and Ms. Schechtman entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other directors in connection with the Company’s initial public offering.

Natalie S. Schechtman, age 51, has served as Executive Vice President, Chief Human Resources Officer at Advance Auto Parts (NYSE: AAP) since February 2018. Previously, she served as Senior Vice President, Human Resources beginning in May 2016. Prior to that, she served in human resources leadership roles at PepsiCo from 2006 to May 2016, including serving as Senior Director, Human Resources in PepsiCo’s Global Foodservice division. Previously, she worked as an employment attorney with the law firm Brown Raysman in New York from 2003 to 2006 and served in recruiting and talent management roles with The Estee Lauder Companies, FreeRide.com and Gundersen Partners. Ms. Schechtman currently serves on the Board of the Raleigh Chamber of Commerce and the HR Advisory Board for the Poole School of Management at North Carolina University.

Ms. Schechtman is qualified to serve on the Board because of her leadership skills and her substantial business experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2021

SILVERBOX ENGAGED MERGER CORP I

By:	/s/ Daniel E. Esters
Name: Title:	Daniel E. Esters Chief Financial Officer

2